EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING TO PARTICIPATE IN THE
BARCLAYS CEO ENERGY-POWER CONFERENCE

EL PASO, Texas - September 2, 2014 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will participate in the Barclays CEO Energy-Power Conference in New York City, on Wednesday, September 3, 2014. The presentation is currently scheduled for 3:05 p.m. ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning September 3, 2014, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 65% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.